UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2025

KINETIC SEAS INCORPORATED

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	000-56478 (Commission File Number)	47-1981170 (IRS Employer Identification No.)

1501 Woodfield Road, Suite 114E,

Schaumburg, IL 60173

(Address of principal executive office) (Zip Code)

(888) 901-8806

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 15, 2025, Jeffrey William Lozinski, Founder, Chief Operating Officer, and Director of Kinetic Seas Incorporated, notified the Board of Directors of his resignation from all positions with the Company, effective the same day.

Mr. Lozinski stated in his resignation letter that he has accepted a position in sales and marketing that is more closely aligned with his experience and background. Because Kinetic Seas Incorporated is a potential client of his new organization, he determined that continuing to serve as an officer and director would present a conflict of interest. Mr. Lozinski also indicated that his relocation outside the State of Illinois would limit his ability to participate in the Company’s daily operations.

A copy of Mr. Lozinski’s resignation letter is attached hereto as Exhibit 17.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Not Required

(b)	Not Required

(c)	Not Required

(d)	Exhibits

Item No.	Description

17.1	Resignation Letter of Jeffrey William Lozinski, dated October 15, 2025
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kinetic Seas Incorporated

Dated: October 15, 2025	By:	/s/ Edward Honour
	Name:	Ed Honour
	Title:	Chief Executive Officer

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